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                                                                    Exhibit 3(i)


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   AVNET, INC.
                            UNDER SECTION 807 OF THE
                            BUSINESS CORPORATION LAW

      A. The name of the Corporation is AVNET, INC. The name under which the Corporation was formed is AVNET ELECTRONIC SUPPLY CO., INC.

      B. The certificate of incorporation of the Corporation was filed by the Department of State on July 22, 1955.

      C. The certificate of incorporation, as heretofore amended, is hereby amended or changed to effect amendments or changes authorized by the Business Corporation Law, to wit:

         1. Article II of the certificate of incorporation, relating to the purposes of the Corporation, is amended to simplify the statement of the Corporation's corporate purposes and to provide, as permitted in Section 402(a)(2) of the Business Corporation Law, that the Corporation may engage in any lawful act or activity for which corporations may organized under the Business Corporation Law.

         2. Article III of the certificate of incorporation, relating to the aggregate number of shares which the Corporation has the authority to issue, is amended to increase the aggregate number of shares of Common Stock, par value $1.00 per share, which the Corporation shall have the authority to issue from 120,000,000 shares to 300,000,000 shares.

         3. Articles IV and XVI of the certificate of incorporation, relating to the Corporation's office and registered agent in New York and to service of process upon the Secretary of State of New York as agent for the Corporation, are consolidated into new Article IV with a change to the service of process address.

         4. Article VI of the certificate of incorporation, relating to the number and qualifications of directors of the Corporation, is amended to eliminate the requirements that at least one director be a shareholder of the Corporation, and that at least one director be a citizen of the United States and a resident of the State of New York.
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         5.       Article VII of the certificate of incorporation, relating to the voting of shares of the corporations held by the Corporation, is deleted.

         6. Article VIII of the certificate of incorporation, relating to the power of the Corporation to issue partly paid stock, which power was required by the Stock Corporation Law to be authorized in the certificate of incorporation, is deleted.

         7. Article IX of the certificate of incorporation, relating to certain transactions having the potential for a conflict of interest between the Corporation and a director of the Corporation, is deleted.

         8. Article X of the certificate of incorporation, which eliminates all pre-emptive rights of the Corporation's shareholders, is redesignated as Article VII and its language is modernized without substantive change.

         9. Article XI of the certificate of incorporation, exculpating directors of the Corporation from personal liability in some circumstances for damages arising out of a breach of duty as a director, is redesignated as Article VIII without substantive change.

         10. Article XII of the certificate of incorporation,which authorizes the Corporation's Board of Directors to issue stock options and fix their terms, is deleted.

         11. Article XIII of the certificate of incorporation, which authorizes the Board of Directors to exercise all corporate powers, including the sale, mortgage, hypothecation and pledge of corporate property, is deleted.

         12. Article XIV of the certificate of incorporation, relating to the removal of directors by the shareholders of the Corporation, is redesignated as Article IX without change.

         13. A new Article X is added to the certificate of incorporation, which reduces the shareholder vote required to approve a merger, consolidation, share exchange or sale or other disposition of all are substantially all of the Corporation's assets, from two-thirds of the vote represented by all outstanding shares entitled to vote to a majority of such votes.


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         14.      Article XV of the certificate of incorporation, authorizing the Board of Directors to adopt, amend or repeal by-laws of the Corporation, is redesignated as Article XI without substantive change.

         15. Article XVI of the certificate of incorporation is consolidated with Article IV as described above.

      D. The amendments and restatement of the certificate of incorporation of the Corporation herein provided for were authorized by vote of the Corporation's Board of Directors, followed by the votes of holders of outstanding shares of the Corporation entitled to vote on the said amendments and restatement having not less than the minimum requisite proportion of votes.

      E. The text of the certificate of incorporation of the Corporation is hereby restated as amended or changed herein to read in full as follows:

                                      * * *

      I. The name of the Corporation is Avnet, Inc.

      II. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that any act or activity requiring the consent or approval of any State official, department, board, agency or other body shall not be engaged in without such consent or approval first being obtained.

      III. The aggregate number of shares which the Corporation shall have the authority to issue shall be three hundred three million (303,000,000) shares. Three million (3,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, issuable in series, and three hundred million (300,000,000) shares shall be Common Stock of the par value of one dollar ($1.00) per share. All shares of Preferred Stock shall be issued in series and shall be entitled to preference in the distribution of dividends or assets or both. The Board of Directors of the Corporation, before issuance, shall have the authority to establish and designate series of the Preferred Stock and to fix the variations in the relative rights, preferences and limitations of shares of the Preferred Stock as between such shares and shares of the Common Stock and as between shares of different series of the Preferred Stock.

      IV. The office of the Corporation is located in the County of New York. The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon the Secretary of State is Corporation


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Service Company, 80 State Street, Albany, New York 12207-2543. The name and address within the State of New York of the registered agent of the Corporation is as follows: Corporation Service Company, 80 State Street, Albany, New York 12207-2543. Said registered agent is to be the agent of the Corporation upon whom process against the corporation may be served.

      V. The duration of the Corporation shall be perpetual.

      VI. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors as provided in the By-Laws then in effect, but shall not be less than three.

      VII. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

      VIII. No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, provided that nothing contained in this Article VIII shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated
Section 719 of the Business Corporation Law. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

      IX. Any one or more or all of the directors may be removed, either with or without cause, at any time by the vote of the stockholders holding a majority of the stock of the corporation, at any special or regular meeting and thereupon the terms of each director or directors who shall have been removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors to be filled as provided in the By-laws.

      X. If any plan of merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all the assets of the Corporation not made in the usual or regular course of business actually conducted by the Corporation, or any plan for a binding share exchange is required to be adopted or approved by the shareholders of the Corporation, it shall be adopted or approved by a majority of the votes of all outstanding shares entitled to vote thereon.


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      XI. By-laws of the Corporation may be adopted, amended or repealed by the
Board of Directors of the Corporation by the vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors.


Signed this 11th day of December, 2000.


                                          /s/David R. Birk
                                          ------------------------------------
                                          David R. Birk
                                          Senior Vice President and Secretary


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